SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JANUARY 27, 2003
(To Prospectus dated November 22, 2002)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 2003-J1
                                     Issuer

                                 --------------

--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------


The Class PO Certificates

o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated January 27, 2003, prepared in connection with the offering of the offered certificates of the series referenced above, and in the prospectus of the depositor dated November 22, 2002. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of May 27, 2003, the class certificate balance of the Class PO Certificates was approximately $1,028,050.

o Exhibit 1 to this supplement is the monthly statement made available to holders of the Class PO Certificates on the distribution date in May 2003.

o This supplement also modifies the "Method of Distribution" section on page S-77 of the prospectus supplement and the "Yield, Prepayment and Maturity Considerations" section on page S-56 of the prospectus supplement as described on the next page.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

June 30, 2003

                             ADDITIONAL INFORMATION


         You should purchase the Class PO Certificates only if you have read this supplement and the following documents:


         o the prospectus supplement, dated January 27, 2003 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and


         o the prospectus of the depositor, dated November 22, 2002, which is attached to, and forms a part of this supplement.


                            DESCRIPTION OF COLLATERAL


Reports to Certificateholders


         The monthly statement furnished to the Certificateholders on the Distribution Date in May 2003 (the "Certificate Date") is included herein as
Exhibit 1.


                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of June 30, 2003 (the "Placement Agreement"), between CWMBS, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is June 30, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 85%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                Percentage of the Prepayment Assumption
                              -------------------------------------------
  Class                       0%       100%      300%      400%      500%
  -----                       --       ----      ----      ----      ----

  Class PO...............    1.1%      1.8%      3.4%      4.3%      5.1%

         It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                   [Attached]

THE
BANK OF
NEW YORK

101 Barclay St.,8W                                   Distribution Date: 5/27/03
New York, NY 10286
Officer: Courtney Bartholomew    212-815-3236
Associate: Sean O'Connell        212-815-6312



                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2003-J1


                 Certificateholder Monthly Distribution Summary
--------------------------------------------------------------------------------------------------------------------
                                                 Certificate                            Pass
                                 Class              Rate             Beginning         Through         Principal
    Class        Cusip        Description           Type              Balance         Rate (%)        Distribution
--------------------------------------------------------------------------------------------------------------------
      1A1      12669DYX0        Senior            Fix-30/360       105,238,331.34      5.750000      11,649,133.62
      1A2      12669DYY8        Senior            Fix-30/360                    -      5.000000                  -
      1A3      12669DYZ5        Senior            Fix-30/360        41,099,018.65      5.000000       4,549,368.60
      1A4      12669DZA9        Senior            Var-30/360        32,134,763.70      1.870000       3,557,089.43
      1A5      12669DZB7       Strip IO           Var-30/360        32,703,596.39      6.630000                  -
      1A6      12669DZC5        Senior            Fix-30/360        44,547,138.50      5.000000       4,931,050.91
      1A7      12669DZD3        Senior            Fix-30/360        37,246,000.00      5.750000                  -
      1A8      12669DZE1        Senior            Fix-30/360        25,500,000.00      5.750000                  -
      1A9      12669DZF8        Senior            Fix-30/360        30,908,679.69      5.000000       2,706,948.03
      110      12669DZG6       Strip IO           Fix-30/360         3,358,349.93      0.750000                  -
      111      12669DZH4        Senior            Fix-30/360         3,358,349.93      4.250000       1,086,168.05
      112      12669DZJ0        Senior            Fix-30/360        40,993,000.00      5.750000                  -
      113      12669DZK7        Senior            Fix-30/360           580,000.00      5.750000                  -
      114      12669DJ90        Senior            Var-30/360           568,832.69      1.870000          62,965.73
      1X       12669DZL5       Strip IO           Fix-30/360       319,911,725.96      0.330219                  -
      2A1      12669DZM3        Senior            Fix-30/360       117,173,279.97      5.250000       7,073,964.11
      2X       12669DZN1       Strip IO           Fix-30/360        98,120,027.27      0.330416                  -
      PO                                                             1,043,490.17      0.000000          15,440.58
     PO-1      12669DZP6       Strip PO           Fix-30/360           763,821.57      0.000000          11,514.00
     PO-2      12669DZP6       Strip PO           Fix-30/360           279,668.60      0.000000           3,926.58
      AR       12669DZQ4        Senior            Fix-30/360                    -      5.750000                  -
--------------------------------------------------------------------------------------------------------------------
       M       12669DZR2        Junior            Fix-30/360         6,037,986.74      5.627127           9,552.42
      B1       12669DZS0        Junior            Fix-30/360         2,744,539.43      5.627127           4,342.01
      B2       12669DZT8        Junior            Fix-30/360         1,646,723.66      5.627127           2,605.20
      B3       12669DF52        Junior            Fix-30/360           548,907.89      5.627127             868.40
      B4       12669DF60        Junior            Fix-30/360           548,907.89      5.627127             868.40
      B5       12669DF78        Junior            Fix-30/360         1,098,187.71      5.627127           1,737.30
--------------------------------------------------------------------------------------------------------------------
    Totals                                                         493,016,137.96                    35,652,102.79
--------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                                       Current                            Cumulative
                 Interest            Total            Realized             Ending          Realized
    Class      Distribution      Distribution          Losses             Balance           Losses
-------------------------------------------------------------------------------------------------------
      1A1       504,236.57       12,153,370.19              -            93,589,197.71              -
      1A2                -                   -              -                        -              -
      1A3       171,235.57        4,720,604.17              -            36,549,650.05              -
      1A4        50,073.65        3,607,163.08              -            28,577,674.27              -
      1A5       180,676.46          180,676.46              -            29,083,541.23              -
      1A6       185,601.87        5,116,652.78              -            39,616,087.60              -
      1A7       178,459.64          178,459.64              -            37,246,000.00              -
      1A8       122,180.12          122,180.12              -            25,500,000.00              -
      1A9       128,778.39        2,835,726.42              -            28,201,731.66              -
      110         2,098.84            2,098.84              -             2,272,181.87              -
      111        11,893.44        1,098,061.49              -             2,272,181.87              -
      112       196,412.93          196,412.93              -            40,993,000.00              -
      113         2,779.00            2,779.00              -               580,000.00              -
      114           886.38           63,852.10              -               505,866.96              -
      1X         88,027.34           88,027.34              -           292,748,378.35              -
      2A1       512,633.10        7,586,597.21              -           110,099,315.86              -
      2X         27,017.01           27,017.01              -            91,182,943.02              -
      PO                 -           15,440.58              -             1,028,049.59              -
     PO-1                -           11,514.00              -               752,307.57              -
     PO-2                -            3,926.58              -               275,742.02              -
      AR                 -                   -              -                        -              -
------------------------------------------------------------------------------------------------------
       M         28,312.45           37,864.87              -             6,028,434.33              -
      B1         12,869.30           17,211.30              -             2,740,197.42              -
      B2          7,721.58           10,326.78              -             1,644,118.45              -
      B3          2,573.86            3,442.26              -               548,039.48              -
      B4          2,573.86            3,442.26              -               548,039.48              -
      B5          5,149.46            6,886.77           0.09             1,096,450.32           0.21
------------------------------------------------------------------------------------------------------
    Totals    2,422,190.82       38,074,293.60           0.09           457,364,035.05           0.21
------------------------------------------------------------------------------------------------------

                      Principal Distribution Detail
---------------------------------------------------------------------------------------------------------------------
                             Original           Beginning          Scheduled                           Unscheduled
                            Certificate        Certificate         Principal          Accretion         Principal
  Class        Cusip          Balance            Balance         Distribution         Principal        Adjustments
---------------------------------------------------------------------------------------------------------------------
    1A1      12669DYX0      122,845,000.00     105,238,331.34      11,649,133.62            -              -
    1A2      12669DYY8        4,975,000.00                  -                  -            -              -
    1A3      12669DYZ5       43,000,000.00      41,099,018.65       4,549,368.60            -              -
    1A4      12669DZA9       37,511,000.00      32,134,763.70       3,557,089.43            -              -
    1A5      12669DZB7       38,175,000.00      32,703,596.39                  -            -              -
    1A6      12669DZC5       52,000,000.00      44,547,138.50       4,931,050.91            -              -
    1A7      12669DZD3       37,246,000.00      37,246,000.00                  -            -              -
    1A8      12669DZE1       25,500,000.00      25,500,000.00                  -            -              -
    1A9      12669DZF8       35,000,000.00      30,908,679.69       2,706,948.03            -              -
    110      12669DZG6        5,000,000.00       3,358,349.93                  -            -              -
    111      12669DZH4        5,000,000.00       3,358,349.93       1,086,168.05            -              -
    112      12669DZJ0       40,993,000.00      40,993,000.00                  -            -              -
    113      12669DZK7          580,000.00         580,000.00                  -            -              -
    114      12669DJ90          664,000.00         568,832.69          62,965.73            -              -
    1X       12669DZL5      362,368,695.00     319,911,725.96                  -            -              -
    2A1      12669DZM3      132,905,000.00     117,173,279.97       7,073,964.11            -              -
    2X       12669DZN1      113,515,124.00      98,120,027.27                  -            -              -
    PO                        1,050,719.50       1,043,490.17          15,440.58            -              -
   PO-1      12669DZP6          767,404.23         763,821.57          11,514.00            -              -
   PO-2      12669DZP6          283,315.27         279,668.60           3,926.58            -              -
    AR       12669DZQ4              100.00                  -                  -            -              -
---------------------------------------------------------------------------------------------------------------------
     M       12669DZR2        6,072,000.00       6,037,986.74           9,552.42            -              -
    B1       12669DZS0        2,760,000.00       2,744,539.43           4,342.01            -              -
    B2       12669DZT8        1,656,000.00       1,646,723.66           2,605.20            -              -
    B3       12669DF52          552,000.00         548,907.89             868.40            -              -
    B4       12669DF60          552,000.00         548,907.89             868.40            -              -
    B5       12669DF78        1,104,374.03       1,098,187.71           1,737.30            -              -
---------------------------------------------------------------------------------------------------------------------
  Totals                    551,966,193.53     493,016,137.96      35,652,102.79            -              -
---------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                 Net              Current            Ending              Ending
              Principal          Realized          Certificate        Certificate
  Class      Distribution         Losses             Balance             Factor
-------------------------------------------------------------------------------------
    1A1     11,649,133.62              -          93,589,197.71       0.76184783842
    1A2                 -              -                      -       0.00000000000
    1A3      4,549,368.60              -          36,549,650.05       0.84999186159
    1A4      3,557,089.43              -          28,577,674.27       0.76184783842
    1A5                 -              -          29,083,541.23       0.76184783842
    1A6      4,931,050.91              -          39,616,087.60       0.76184783842
    1A7                 -              -          37,246,000.00       1.00000000000
    1A8                 -              -          25,500,000.00       1.00000000000
    1A9      2,706,948.03              -          28,201,731.66       0.80576376182
    110                 -              -           2,272,181.87       0.45443637460
    111      1,086,168.05              -           2,272,181.87       0.45443637460
    112                 -              -          40,993,000.00       1.00000000000
    113                 -              -             580,000.00       1.00000000000
    114         62,965.73              -             505,866.96       0.76184783842
    1X                  -              -         292,748,378.35       0.80787436219
    2A1      7,073,964.11              -         110,099,315.86       0.82840612361
    2X                  -              -          91,182,943.02       0.80326691111
    PO          15,440.58              -           1,028,049.59       0.97842439395
   PO-1         11,514.00              -             752,307.57       0.98032763434
   PO-2          3,926.58              -             275,742.02       0.97326916509
    AR                  -              -                      -       0.00000000000
------------------------------------------------------------------------------------
     M           9,552.42              -           6,028,434.33       0.99282515276
    B1           4,342.01              -           2,740,197.42       0.99282515276
    B2           2,605.20              -           1,644,118.45       0.99282515276
    B3             868.40              -             548,039.48       0.99282515276
    B4             868.40              -             548,039.48       0.99282515276
    B5           1,737.30           0.09           1,096,450.32       0.99282515276
------------------------------------------------------------------------------------
  Totals    35,652,102.79           0.09         457,364,035.05
------------------------------------------------------------------------------------

                          Interest Distribution Detail
------------------------------------------------------------------------------------------------------------
                    Beginning                Pass               Accrued       Cumulative
                   Certificate             Through              Optimal         Unpaid           Deferred
      Class          Balance               Rate (%)            Interest        Interest          Interest
------------------------------------------------------------------------------------------------------------
      1A1          105,238,331.34         5.750000           504,267.00           -                  -
      1A2                       -         5.000000                    -           -                  -
      1A3           41,099,018.65         5.000000           171,245.91           -                  -
      1A4           32,134,763.70         1.870000            50,076.67           -                  -
      1A5           32,703,596.39         6.630000           180,687.37           -                  -
      1A6           44,547,138.50         5.000000           185,613.08           -                  -
      1A7           37,246,000.00         5.750000           178,470.42           -                  -
      1A8           25,500,000.00         5.750000           122,187.50           -                  -
      1A9           30,908,679.69         5.000000           128,786.17           -                  -
      110            3,358,349.93         0.750000             2,098.97           -                  -
      111            3,358,349.93         4.250000            11,894.16           -                  -
      112           40,993,000.00         5.750000           196,424.79           -                  -
      113              580,000.00         5.750000             2,779.17           -                  -
      114              568,832.69         1.870000               886.43           -                  -
      1X           319,911,725.96         0.330219            88,034.18           -                  -
      2A1          117,173,279.97         5.250000           512,633.10           -                  -
      2X            98,120,027.27         0.330416            27,017.01           -                  -
      PO             1,043,490.17         0.000000                    -           -                  -
     PO-1              763,821.57         0.000000                    -           -                  -
     PO-2              279,668.60         0.000000                    -           -                  -
      AR                        -         5.750000                    -           -                  -
------------------------------------------------------------------------------------------------------------
       M             6,037,986.74         5.627127            28,313.77           -                  -
      B1             2,744,539.43         5.627127            12,869.89           -                  -
      B2             1,646,723.66         5.627127             7,721.94           -                  -
      B3               548,907.89         5.627127             2,573.98           -                  -
      B4               548,907.89         5.627127             2,573.98           -                  -
      B5             1,098,187.71         5.627127             5,149.70           -                  -
------------------------------------------------------------------------------------------------------------
    Totals         493,016,137.96                          2,422,305.19           -                  -
------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                   Total                    Net            Unscheduled
                  Interest              Prepayment          Interest         Interest
   Class            Due                Int Shortfall       Adjustment          Paid
--------------------------------------------------------------------------------------
      1A1       504,267.00                 30.44                -          504,236.57
      1A2                -                     -                -                   -
      1A3       171,245.91                 10.34                -          171,235.57
      1A4        50,076.67                  3.02                -           50,073.65
      1A5       180,687.37                 10.91                -          180,676.46
      1A6       185,613.08                 11.20                -          185,601.87
      1A7       178,470.42                 10.77                -          178,459.64
      1A8       122,187.50                  7.38                -          122,180.12
      1A9       128,786.17                  7.77                -          128,778.39
      110         2,098.97                  0.13                -            2,098.84
      111        11,894.16                  0.72                -           11,893.44
      112       196,424.79                 11.86                -          196,412.93
      113         2,779.17                  0.17                -            2,779.00
      114           886.43                  0.05                -              886.38
      1X         88,034.18                  6.84                -           88,027.34
      2A1       512,633.10                     -                -          512,633.10
      2X         27,017.01                     -                -           27,017.01
      PO                 -                     -                -                   -
     PO-1                -                     -                -                   -
     PO-2                -                     -                -                   -
      AR                 -                     -                -                   -
--------------------------------------------------------------------------------------
       M         28,313.77                  1.32                -           28,312.45
      B1         12,869.89                  0.60                -           12,869.30
      B2          7,721.94                  0.36                -            7,721.58
      B3          2,573.98                  0.12                -            2,573.86
      B4          2,573.98                  0.12                -            2,573.86
      B5          5,149.70                  0.24                -            5,149.46
--------------------------------------------------------------------------------------
    Totals    2,422,305.19                114.36                -        2,422,190.82
--------------------------------------------------------------------------------------


                           Current Payment Information
                               Factors per $1,000
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Beginning                                              Ending
                              Original               Cert.                                                 Cert.            Pass
                             Certificate            Notional          Principal         Interest         Notional          Through
    Class       Cusip          Balance              Balance         Distribution      Distribution        Balance          Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------

    1A1       12669DYX0     122,845,000.00       856.675740449      94.827902028      4.104656804       761.847838421      5.750000
    1A2       12669DYY8       4,975,000.00         0.000000000       0.000000000      0.000000000         0.000000000      5.000000
    1A3       12669DYZ5      43,000,000.00       955.791131350     105.799269762      3.982222652       849.991861588      5.000000
    1A4       12669DZA9      37,511,000.00       856.675740449      94.827902028      1.334905778       761.847838421      1.870000
    1A5       12669DZB7      38,175,000.00       856.675740449       0.000000000      4.732847758       761.847838421      6.630000
    1A6       12669DZC5      52,000,000.00       856.675740449      94.827902028      3.569266786       761.847838421      5.000000
    1A7       12669DZD3      37,246,000.00       999.999999999       0.000000001      4.791377426       999.999999998      5.750000
    1A8       12669DZE1      25,500,000.00      1000.000000000       0.000000000      4.791377426      1000.000000000      5.750000
    1A9       12669DZF8      35,000,000.00       883.105134004      77.341372179      3.679382612       805.763761825      5.000000
    110       12669DZG6       5,000,000.00       671.669985566       0.000000000      0.419768401       454.436374599      0.750000
    111       12669DZH4       5,000,000.00       671.669985566     217.233610967      2.378687605       454.436374599      4.250000
    112       12669DZJ0      40,993,000.00      1000.000000000       0.000000000      4.791377426      1000.000000000      5.750000
    113       12669DZK7         580,000.00      1000.000000000       0.000000000      4.791377426      1000.000000000      5.750000
    114       12669DJ90         664,000.00       856.675740449      94.827902028      1.334905778       761.847838421      1.870000
    1X        12669DZL5     362,368,695.00       882.834887158       0.000000000      0.242922041       807.874362188      0.330219
    2A1       12669DZM3     132,905,000.00       881.631842067      53.225718452      3.857139309       828.406123615      5.250000
    2X        12669DZN1     113,515,124.00       864.378452954       0.000000000      0.238003659       803.266911112      0.330416
    PO                        1,050,719.50       993.119638495      14.695244544      0.000000000       978.424393951      0.000000
   PO-1       12669DZP6         767,404.23       995.331458325      15.003823988      0.000000000       980.327634336      0.000000
   PO-2       12669DZP6         283,315.27       987.128563435      13.859398340      0.000000000       973.269165095      0.000000
    AR        12669DZQ4             100.00         0.000000000       0.000000000      0.000000000         0.000000000      5.750000
-----------------------------------------------------------------------------------------------------------------------------------
     M        12669DZR2       6,072,000.00       994.398343735       1.573190976      4.662788116       992.825152759      5.627127
    B1        12669DZS0       2,760,000.00       994.398343735       1.573190976      4.662788116       992.825152759      5.627127
    B2        12669DZT8       1,656,000.00       994.398343735       1.573190976      4.662788116       992.825152759      5.627127
    B3        12669DF52         552,000.00       994.398343735       1.573190976      4.662788116       992.825152759      5.627127
    B4        12669DF60         552,000.00       994.398343735       1.573190976      4.662788116       992.825152759      5.627127
    B5        12669DF78       1,104,374.03       994.398343735       1.573112259      4.662788116       992.825152759      5.627127
-----------------------------------------------------------------------------------------------------------------------------------
  Totals                    551,966,193.53       893.199880244      64.591098527      4.388295603       828.608781500
-----------------------------------------------------------------------------------------------------------------------------------

THE
BANK OF
NEW YORK
101 Barclay St., 8W
New York, NY 10286
Officer:   Courtney Bartholomew    212-815-3236
Associate: Sean O'Connell          212-815-6312


                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2003-J1


Pool Level Data
Distribution Date                                                     5/27/2003
Cut-off Date                                                           1/1/2003
Determination Date                                                     5/1/2003
Accrual Period 30/360                               Begin              4/1/2003
                                                    End                5/1/2003
Number of Days in 30/360 Accrual Period                                      30


--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------
Group 1
Cut-Off Date Balance                                             415,642,025.15

Beginning Aggregate Pool Stated Principal Balance                372,460,591.43
Ending Aggregate Pool Stated Principal Balance                   343,897,387.74

Beginning Aggregate Certificate Stated Principal Balance         493,016,137.94
Ending Aggregate Certificate Stated Principal Balance            457,364,035.06

Beginning Aggregate Loan Count                                              800
Loans Paid Off or Otherwise Removed Pursuant to Pooling
   and Servicing Agreement                                                   58
Ending Aggregate Loan Count                                                 742

Beginning Weighted Average Loan Rate (WAC)                            6.280838%
Ending Weighted Average Loan Rate (WAC)                               6.275677%

Beginning Net Weighted Average Loan Rate                              6.021838%
Ending Net Weighted Average Loan Rate                                 6.016677%

Weighted Average Maturity (WAM) (Months)                                    354

Servicer Advances                                                            --

Aggregate Pool Prepayment                                         28,212,428.15
Pool Prepayment Rate                                                61.1767 CPR


Group 2
Cut-Off Date Balance                                             136,324,168.38

Beginning Aggregate Pool Stated Principal Balance                120,555,546.51
Ending Aggregate Pool Stated Principal Balance                   113,466,647.32

Beginning Aggregate Certificate Stated Principal Balance         493,016,137.94
Ending Aggregate Certificate Stated Principal Balance            457,364,035.06

Beginning Aggregate Loan Count                                              258
Loans Paid Off or Otherwise Removed Pursuant to Pooling
  and Servicing Agreement                                                    14
Ending Aggregate Loan Count                                                 244

Beginning Weighted Average Loan Rate (WAC)                            5.765746%
Ending Weighted Average Loan Rate (WAC)                               5.759416%

Beginning Net Weighted Average Loan Rate                              5.506746%
Ending Net Weighted Average Loan Rate                                 5.500416%

Weighted Average Maturity (WAM) (Months)                                    174

Servicer Advances                                                            --

Aggregate Pool Prepayment                                          6,661,076.64
Pool Prepayment Rate                                                49.5688 CPR

--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------
Group 1
Senior Percentage                                                97.4380580790%
Senior Prepayment Percentage                                    100.0000000000%

Subordinate Percentage                                            2.5619419210%
Subordinate Prepayment Percentage                                 0.0000000000%

Group 2
Senior Percentage                                                97.4204320971%
Senior Prepayment Percentage                                    100.0000000000%

Subordinate Percentage                                            2.5795679029%
Subordinate Prepayment Percentage                                 0.0000000000%

Certificate Account

Beginning Balance                                                             -

Deposit
Payments of Interest and Principal                                38,150,279.70
Liquidation Proceeds                                                          -
All Other Proceeds                                                            -
Other Amounts                                                                 -
Total Deposits                                                    38,150,279.70

Withdrawals
Reimbursement of Servicer Advances                                            -
Payment of Master Servicer Fees                                       75,871.73
Payment of Sub Servicer Fees                                                  -
Payment of Other Fees                                                         -
Payment of Insurance Premium(s)                                               -
Payment of Personal Mortgage Insurance                                        -
Other Permitted Withdrawal per the Pooling
  and Service Agreement                                                       -
Payment of Principal and Interest                                 38,074,293.63
Total Withdrawals                                                 38,150,165.35

Ending Balance                                                           114.35

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                             26,839.97
Compensation for Gross PPIS from Servicing Fees                       26,839.97
Other Gross PPIS Compensation                                                 -
Total Net PPIS (Non-Supported PPIS)                                           -

Master Servicing Fees Paid                                            75,871.73
Insurance Premium(s) Paid                                                     -
Personal Mortgage Insurance Fees Paid                                         -
Other Fees Paid                                                               -
Total Fees                                                            75,871.73


-----------------------------------------------------------------------------------------------------------
                             Delinquency Information
-----------------------------------------------------------------------------------------------------------
Group 1

Delinquency                                 30-59 Days    60-89 Days            90+ Days            Totals
Scheduled Principal Balance               1,406,588.16             -                   -      1,406,588.16
Percentage of Total Pool Balance             0.409014%     0.000000%           0.000000%         0.409014%
Number of Loans                                      3             0                   0                 3
Percentage of Total Loans                    0.404313%     0.000000%           0.000000%         0.404313%

Foreclosure
Scheduled Principal Balance                                                                              -
Percentage of Total Pool Balance                                                                 0.000000%
Number of Loans                                                                                          0
Percentage of Total Loans                                                                        0.000000%

Bankruptcy
Scheduled Principal Balance                                                                              -
Percentage of Total Pool Balance                                                                 0.000000%
Number of Loans                                                                                          0
Percentage of Total Loans                                                                        0.000000%

REO
Scheduled Principal Balance                                                                              -
Percentage of Total Pool Balance                                                                 0.000000%
Number of Loans                                                                                          0
Percentage of Total Loans                                                                        0.000000%

Book Value of all REO Loans                                                                              -
Percentage of Total Pool Balance                                                                 0.000000%

Current Realized Losses                                                                                  -
Additional Gains (Recoveries)/Losses                                                                     -
Total Realized Losses                                                                                    -

Group 2

Delinquency                                 30-59 Days    60-89 Days            90+ Days            Totals
Scheduled Principal Balance                          -             -                   -                 -
Percentage of Total Pool Balance             0.000000%     0.000000%           0.000000%         0.000000%
Number of Loans                                      0             0                   0                 0
Percentage of Total Loans                    0.000000%     0.000000%           0.000000%         0.000000%

Foreclosure
Scheduled Principal Balance                                                                              -
Percentage of Total Pool Balance                                                                 0.000000%
Number of Loans                                                                                          0
Percentage of Total Loans                                                                        0.000000%

Bankruptcy
Scheduled Principal Balance                                                                              -
Percentage of Total Pool Balance                                                                 0.000000%
Number of Loans                                                                                          0
Percentage of Total Loans                                                                        0.000000%

REO
Scheduled Principal Balance                                                                              -
Percentage of Total Pool Balance                                                                 0.000000%
Number of Loans                                                                                          0
Percentage of Total Loans                                                                        0.000000%

Book Value of all REO Loans                                                                              -
Percentage of Total Pool Balance                                                                 0.000000%

Current Realized Losses                                                                                  -
Additional Gains (Recoveries)/Losses                                                                     -
Total Realized Losses                                                                                    -

--------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                    Original                   Current
Bankruptcy Loss                             100,000.00                100,000.00
Bankruptcy Percentage                        0.018117%                 0.021864%
Credit/Fraud Loss                         5,295,910.00              5,295,910.00
Credit/Fraud Loss Percentage                 0.959463%                 1.157920%
Special Hazard Loss                       5,295,910.00              4,930,161.38
Special Hazard Loss Percentage               0.959463%                 1.077951%

Credit Support                                Original                   Current
Class A                                 539,269,819.50            444,758,755.57
Class A Percentage                          97.699791%                97.243929%

Class M                                   6,072,000.00              6,028,434.33
Class M Percentage                           1.100067%                 1.318082%

Class B1                                  2,760,000.00              2,740,197.42
Class B1 Percentage                          0.500031%                 0.599128%

Class B2                                  1,656,000.00              1,644,118.45
Class B2 Percentage                          0.300018%                 0.359477%

Class B3                                    552,000.00                548,039.48
Class B3 Percentage                          0.100006%                 0.119826%

Class B4                                    552,000.00                548,039.48
Class B4 Percentage                          0.100006%                 0.119826%

Class B5                                  1,104,374.03              1,096,450.32
Class B5 Percentage                          0.200080%                 0.239733%